As filed with the Securities and Exchange Commission on April 4, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

CHECK-CAP LTD.
(Exact name of Registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	3844 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 3009000, Israel
 +972-4-8303400

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 - Telephone (212) 407-4990 - Facsimile	Eran Yaniv, Adv. Sharon Rosen, Adv. Fischer Behar Chen Well Orion & Co. 3 Daniel Frisch Street Tel Aviv, 6473104, Israel +972 3 6944111 - Telephone +972 3 6091116 - Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
__________________________

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee (5)
Ordinary Shares, par value NIS 2.40 (2)	$10,000,000	$1,245.00
Underwriter Warrants to Purchase Ordinary Shares(3)	—	—
Ordinary Shares underlying Underwriter’s Warrants, par value NIS 2.40 (2) (4)	$875,000	$109.00
Total	$10,875,000	$1,354.00

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.  Includes the aggregate offering price of additional shares that the underwriters have the right to purchase to cover over-allotments, if any

(2)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
We have agreed to issue warrants exercisable within  five (5) years after the effective date of this registration statement representing 7% of the total number of securities issued in the offering, including any over-allotment securities (the “Underwriter’s Warrants”) to ___________ . The Underwriter’s Warrants will be exercisable at a per share price equal to 125% of the public offering price of the ordinary shares. Resales of the Underwriter’s Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares issuable upon exercise of the Underwriter’s Warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.” In accordance with Rule 457(g) under the Securities Act, because the ordinary shares underlying the Underwriter’s Warrants are registered hereby, no separate registration fee is required with respect to the Underwriter’s Warrants registered hereby.

(4)	Represents the aggregate maximum offering price of the number of ordinary shares issuable upon exercise of the Underwriter’s Warrants.

(5)	Paid herewith.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 4, 2018

CHECK-CAP LTD.

                               Ordinary Shares

We are offering                     of our ordinary shares. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “CHEK.” The last reported sale price of our ordinary shares on April 4, 2018 was $5.44 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Ordinary Share	Total
Public offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)
We have also agreed to issue, upon closing of this offering, underwriter warrants to                  . as underwriter, entitling it to purchase up to     ordinary shares (representing 7% of the aggregate number of ordinary shares sold in this offering).  We have also agreed to pay to the underwriter a 1% management fee equal to 1% of the gross proceeds raised in this offering and to reimburse the underwriter for $         of nonaccountable expenses and $          for fees and expenses of legal counsel and other out-of-pocket expenses.  For a description of other terms of the underwriter warrants and a description of the additional compensation to be received by the underwriter see “Underwriting.”

The offering is being underwritten on a firm commitment basis. The underwriter has an option exercisable within 45 days from the date of this prospectus to purchase up to           of additional ordinary shares from us at the public offering price, less the underwriting discount, solely to cover over-allotments. The ordinary shares issuable upon exercise of the underwriter’s over-allotment option have been registered under the registration statement of which this prospectus forms a part.  In addition to the underwriting discount, we have agreed to pay certain of the expenses of the underwriter incurred in connection with this offering, see “Underwriting ” beginning on page 24 of this prospectus.

The underwriter expects to deliver the ordinary shares to purchasers on or about                , 2018.

The date of this prospectus is                    , 2018

Sole Book-Running Manager

i

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used or incorporated by reference in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.
ii

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Unless otherwise indicated, all information in this prospectus assumes no exercise of the underwriter’s over-allotment option and no exercise of the underwriter warrants. All information reflects a one-for- twelve reverse share split of our ordinary shares, which occurred on April 4, 2018.  All share numbers are approximate subject to final rounding as a result of the reverse share split.

Unless otherwise stated in this prospectus,

•	references to “Check-Cap,” the “Company,” “we,” “us” or “our” refer to Check-Cap Ltd., an Israeli company, together with Check-Cap US, Inc., its U.S. subsidiary;

•	references to “dollars,” “US$” or “$” refer to the legal currency of the United States; and

•	the term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel.

Our Company

We are a clinical-stage medical diagnostics company developing C-Scan®, the first capsule-based system for preparation-free colorectal cancer screening.

Utilizing innovative ultra-low dose X-ray and wireless communication technologies, the capsule generates information on the contours of the inside of the colon as it passes naturally.  This information is used to create a 3D map of the colon, which allows physicians to look for polyps and other abnormalities. Designed to improve the patient experience and increase the willingness of individuals to participate in recommended colorectal cancer screening, C-Scan® removes many frequently-cited barriers, such as laxative bowel preparation, invasiveness and sedation. The C-Scan® system is currently not cleared for marketing in any jurisdiction.

On January 9, 2018, we obtained the CE Mark approval of our C-Scan® System, which is required for a product to be marketed in the European Union.

In the fourth quarter of 2017, we initiated a clinical study for the purpose of introducing C-Scan system Version 3 (formerly referred to as the Advanced C-Scan system), which incorporates the latest algorithms and system optimization and tailors scanning of the colon to the patient’s natural colonic movements to maximize the amount of the colon that is tracked and imaged.  Based on the study’s evaluable results, the C-Scan system Version 3 demonstrated improvement in average colon imaging coverage compared with the C-Scan version used in the multi-center clinical study that supported the CE Mark approval received in January 2018. During the first quarter of 2018, we initiated an EU post approval study using our C-Scan system Version 3, for the purpose of collecting additional evidence of clinical effectiveness and clinical utility to support market adoption.

Since our formation, we have not generated any revenue. We do not anticipate generating any revenue for the foreseeable future and we do not yet have any specific launch dates for our product candidate. We incurred net losses of approximately $12.3 million in 2015, $8.8 million in 2016 and $9.8 million in 2017. As of December 31, 2017, we had an accumulated deficit of approximately $52.7 million and a total shareholders’ equity of approximately $5.9 million.

Recent Developments

Approval and Implementation of Reverse Share Split

We effected a 1-for-12 reverse share split of our ordinary shares effective as of April 4, 2018, in accordance with the approval of our shareholders at a meeting held on April 2, 2018.  Immediately prior to the reverse share split, there were 19,292,477 of our ordinary shares outstanding. After the reverse share split, there were approximately] 1,610,620  of our ordinary shares outstanding.  All share numbers in this prospectus are reflected on a post- reverse share split basis and are approximate subject to final rounding as a result of the reverse share split..

On January 18, 2018, we received a notification from NASDAQ stating that the bid price for our ordinary shares had closed below the minimum $1.00 per share for 30 consecutive business days, which is not in compliance with the NASDAQ rules for continued listing.  We were provided by NASDAQ with a compliance period of 180 calendar days (i.e., until July 17, 2018) in which to regain compliance pursuant to NASDAQ Listing Rules.  We are able to regain compliance, if at any time during such 180 day period, the closing bid price of our ordinary shares is at least $1.00 for a minimum of ten consecutive business days.

In order to regain compliance with the Nasdaq listing rules, on April 2, 2018, our shareholders approved a reverse share split of our ordinary shares within a range of 1:8 to 1:12, the exact ratio to be determined by further action of our Board of Directors, to be effective on a date to be determined by our Board of Directors and announced by us, and to amend our Articles of Association accordingly.  On April 2, 2018, our Board approved a reverse share split of our ordinary shares at a ratio of 1-for-12, effective as of April 4, 2018.  As of April 4, 2018, the closing bid price of our ordinary shares was $[●], and if the closing bid price of our ordinary shares continues to be at least $1 until April 17, 2018, we will be provided with a written confirmation of compliance and this matter will be closed.

Increase of Authorized and Registered Share Capital and Amendment to Articles of Association

At a meeting of our shareholders held on April 2, 2018, our shareholders approved an increase of our authorized and registered share capital by NIS 12,500,000 and to amend our articles of association accordingly. Following such increase, which was effective as of April 4, 2018, our authorized and registered share capital is NIS 24,000,000.

Appointment of New Chief Executive Officer

On February 26, 2018, Alex Ovadia was appointed as our Chief Executive Officer. Mr. Ovadia succeeded William (Bill) Densel, our former Chief Executive Officer.

Risks Associated with Our Business and this Offering

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

Emerging Growth Company under the JOBS Act

As a company with less than $1.0 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements;

•	we are permitted to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards available to private companies;

•	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation; and

•	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of any or all of these provisions until December 31, 2020 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have $1.0 billion or more in annual gross revenues, have $700 million or more in aggregate worldwide market value of our shares held by non-affiliates as of any June 30 or issue more than $1.0 billion of non-convertible debt over a three-year period.

Going Concern

Our auditors have included a “going concern” explanatory paragraph in their report on our consolidated financial statements for the fiscal year ended December 31, 2017, expressing substantial doubt that we can continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.  If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Israeli Innovation Authority

We have received grants from the Government of the State of Israel through the Israel Innovation Authority of the Israeli Ministry of Economy and Industry (the “IIA”) (formerly the Office of the Chief Scientist of the Israeli Ministry of Economy) for the financing of a portion of our research and development expenditures pursuant to the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (formerly known as the Encouragement of Industrial Research and Development Law 5744-1984) (the “Research Law”) and related regulations and guidelines.  As of December 31, 2017, we had received funding from the IIA in the aggregate amount of $5.4 million.  As of December 31, 2017, we had not paid any royalties to the IIA and had a contingent obligation to the IIA in the amount of $5.6 million.  For a description of our obligations in connection with the grants from the IIA under the Research Law, see Item 10E “Additional Information—Taxation—Israeli Tax Considerations and Government Programs—The Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (formerly the Encouragement of Industrial Research and Development Law, 5744-1984)” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 which is incorporated herein by reference.

Corporate Information

We are incorporated in Israel. Our principal executive offices at located at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel. Our telephone number is +972-4-8303400 and our website is located at www.check-cap.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus). Our U.S. agent is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

The Offering

Issuer	Check-Cap Ltd.

Ordinary shares offered by us

Over-allotment option	The underwriters have an option for a period of 45 days to purchase up to additional ordinary shares to cover over-allotments, if any.

Ordinary shares outstanding immediately prior to the offering	Approximately 1,610,620 shares

Ordinary shares to be outstanding immediately after the offering (1)	ordinary shares (or ordinary shares if the underwriter exercises in full its option to purchase additional shares).

Use of Proceeds
We estimate that the net proceeds from our issuance and sale of    ordinary shares in this offering will be approximately $     million, based on the offering price of $     per share, and after deducting underwriting discounts and commissions and offering expenses payable by us. If the underwriter exercises the over-allotment option in full, we estimate that the net proceeds from this offering will be approximately $     million, based on the offering price of $     per share, and after deducting underwriting discounts and commissions and offering expenses payable by us. We currently expect to use the net proceeds from this offering as follows:

•          approximately $     million on research and development to advance the ongoing development of our
            C-Scan® system;

•          approximately $     million on clinical trials in Europe and the United States;

•          approximately $     million to build our manufacturing capabilities; and

•          the balance, if any, for other general corporate purposes.

See “Use of Proceeds” beginning on page 11 of this prospectus.

Underwriter Warrants
We will issue to              as underwriter for this offering, upon closing of this offering, underwriter warrants entitling the underwriter to purchase 7% of the aggregate number of ordinary shares issued in this offering,  including the over-allotment option. The underwriter warrants may be exercised for a period of five years following the date of effectiveness of the Registration Statement on Form F-1 of which this prospectus forms a part.

Dividend Policy	We do not anticipate declaring or paying any cash dividends on our ordinary shares following this offering

Transfer Agent and the Registrar	American Stock Transfer & Trust Company

Risk Factors
Investment in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

Nasdaq Capital Market Symbol	“CHEK”

(1)          The number of ordinary shares to be outstanding after this offering is based on 1,610,620 ordinary shares outstanding as of April 4, 2018, and excludes:

•	910,518 ordinary shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $59.81 per ordinary share;

•	158,684 ordinary shares issuable upon the exercise of outstanding options, with a weighted average exercise price of $45.03 per ordinary share, granted under our option and equity incentive plans;

•	29,326 restricted stock units issued to employees, consultants and directors;

•	118,249 ordinary shares that are available for future option grants under our 2015 Equity Incentive Plan and 2015 US Sub-Plan to the 2015 Equity Incentive Plan (the “2015 Plan”); and

•	the ordinary shares issuable upon exercise of the underwriter’s warrants to be issued in connection with this offering.

Except as otherwise indicated, information in this prospectus reflects or assumes:

•	a one-for-12 reverse share split of our ordinary shares, which occurred on April 4, 2018; and

•	that the underwriter does not exercise the over-allotment option.

RISK FACTORS

Before deciding to invest in our securities, you should consider carefully the discussion of risks and uncertainties affecting us and our securities contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 (the “2017 Annual Report”) and the other information contained or incorporated by reference in this prospectus. As a result of these risks and uncertainties, our business, financial condition and results of operations could be materially and adversely affected, and the value of our securities could decline. The risks and uncertainties we discuss in the documents incorporated by reference are those that we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also consider the following additional risks specifically pertaining to the offering.

Risks Relating to the Offering

Our ordinary shares could be delisted from the NASDAQ Capital Market.

NASDAQ has established certain standards for the continued listing of a security on the NASDAQ Capital Market.  The standards for continued listing include, inter alia, that the minimum bid price for the listed securities be at least $1.00 per share.  Under these rules, a security is considered deficient if it fails to achieve at least a $1.00 closing bid price for a continuous period of 30 business days.  On January 18, 2018, we received a notification from NASDAQ stating that the bid price for our ordinary shares had closed below the minimum $1.00 per share for 30 consecutive business days, which is not in compliance with the NASDAQ rules for continued listing.  We were provided by NASDAQ with a compliance period of 180 calendar days (i.e., until July 17, 2018) in which to regain compliance pursuant to NASDAQ Listing Rules.  We are able to regain compliance, if at any time during such 180 day period, the closing bid price of our ordinary shares is at least $1.00 for a minimum of ten consecutive business days.

In order to regain compliance, on April 2, 2018, our shareholders approved a reverse share split of our ordinary shares within a range of 1:8 to 1:12, the exact ratio to be determined by further action of our Board of Directors, to be effective on a date to be determined by our Board of Directors and announced by us, and to amend our Articles of Association accordingly.  On April 2, 2018, our Board approved a reverse share split of our ordinary shares at a ratio of 1-for-12, effective as of April 4, 2018.  As of April 4, 2018, the closing bid price of our ordinary shares was $[●], and if the closing bid price of our ordinary shares continues to be at least $1 until April 17, 2018, we will be provided with a written confirmation of compliance and this matter will be closed.

If we cannot demonstrate compliance by the end of the grace period, NASDAQ’S staff will notify us that our ordinary shares are subject to delisting.  We may then be eligible for an additional 180 day grace period if we meet the NASDAQ Capital Market’s initial listing standards with the exception of the minimum bid price requirement. There is, however, no assurance that NASDAQ would grant us an additional 180 day period to regain such compliance and, instead, NASDAQ could make a determination to delist our ordinary shares.

If we are delisted from NASDAQ, our ordinary shares may be eligible for trading on an over-the-counter market in the United States.  In the event that we are not able to obtain a listing on another U.S. stock exchange or quotation service for our ordinary shares, it may be extremely difficult or impossible for shareholders to sell their ordinary shares in the United States.  Moreover, if we are delisted from NASDAQ, but obtain a substitute listing for our ordinary shares in the United States, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on NASDAQ.  Shareholders may not be able to sell their ordinary shares on any such substitute U.S. market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our ordinary shares are delisted from NASDAQ, the price of our ordinary shares is likely to decline.  A delisting of our ordinary shares from NASDAQ could also adversely affect our ability to obtain financing for our operations and/or result in a loss of confidence by investors, or employees.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

If you purchase ordinary shares in this offering, the public offering price that you pay per ordinary share will be substantially higher than the net tangible book value per ordinary share immediately after this offering. Therefore, you will incur an immediate dilution of $    (or  %) in net tangible book value per ordinary share from the price you paid, based on the public offering price of $    per ordinary share. The exercise of outstanding warrants and options may result in further dilution of your investment, but only if the public offering price is greater than $    per ordinary share. In addition, if we raise funds by issuing additional shares or convertible securities in the future, the newly issued shares may further dilute your ownership interest.

Future sales of our ordinary shares, or the perception that future sales may occur, may cause the market price of our ordinary shares to decline, even if our business is doing well.

The issuance and sale of additional ordinary shares or securities convertible into or exercisable for ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible.  A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities, and may cause you to lose part or all of your investment in our ordinary shares. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders

In connection with this offering, we, our officers and directors and the holders of     % or more of our ordinary shares have agreed prior to the commencement of this offering, subject to limited exceptions, not to sell or transfer any of our ordinary shares for      days after the date of this prospectus without the consent of              . However,                       may release these shares from any restrictions at any time. We cannot predict what effect, if any, market sales of shares held by any shareholder or the availability of shares for future sale will have on the market price of our ordinary shares.

Additional financing may result in dilution to our shareholders.

We expect that we will need to raise additional funds in the future to complete the development and commercialization of our C-Scan system, to finance internal growth, to make acquisitions or for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our ordinary shares. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility, and would also require us to fund additional interest expense. If we raise additional funds through collaborations, licensing arrangements or other structured financing transactions, we may relinquish rights to certain of our technologies or products, grant security interests in our assets or grant licenses to third parties on terms that are unfavorable to us. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully commercialize our product or continue our research and development.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the NASDAQ Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including timing, progress and results of current and future preclinical studies and clinical trials and our research and development programs; regulatory matters, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

We have not paid and do not intend to pay dividends on our ordinary shares in the foreseeable future. Any return on investment may be limited to the value of our securities.

We have not paid dividends on our ordinary shares since inception, and do not anticipate paying any dividends on our ordinary shares in the foreseeable future. Our board of directors has discretion to declare and pay dividends on our ordinary shares and will make any determination to do so based on a number of factors, such as our operating results, financial condition, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant. In addition, we are only permitted to pay dividends out of “profits,” as defined by the Israeli Companies Law, 1999 (the “Israeli Companies Law”), provided that there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations, as they become due. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.  You should not rely on an investment in us if you require dividend income from your investments.

The trading market for our ordinary shares is not always active, liquid and orderly, which may inhibit the ability of our shareholders to sell ordinary shares.

Prior to our initial public offering in February 2015, there was no public market for our ordinary shares. Since that time, the trading market for our ordinary shares has not always been active, liquid or orderly. The lack of an active market at times may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares.

Our management will have broad discretion over the use of proceeds from this offering and may not obtain a favorable return on the use of these proceeds.

Our management will have broad discretion in determining how to apply the net proceeds from this offering and may spend the proceeds in a manner that our shareholders may not deem desirable. We currently intend to use the net proceeds that we will receive from this offering to finance the continuation of our product development and clinical studies in Europe and the United States. We cannot assure you that these uses or any other use of the net proceeds of this offering will yield favorable returns or results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations and/or future financial performance. In some cases, you can identify forward-looking statements by their use of terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “target”, “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The forward-looking statements in this prospectus include, without limitation, statements relating to:

•	our goals, targets and strategies;

•
the timing and conduct of the clinical trials for our C-Scan system, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

•	timing or likelihood of regulatory filings, approvals and required licenses for our C-Scan system;

•	our future business development, results of operations and financial condition;

•	our ability to adequately protect our intellectual property rights and enforce such rights and to avoid violation of the intellectual property rights of others;

•	our plans to develop, launch and commercialize our C-Scan system and any future products;

•	the timing, cost or other aspects of the commercial launch of our C-Scan system;

•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing and strategic partnerships;

•	our estimates regarding the market opportunity, clinical utility, potential advantages, and market acceptance of our C-Scan system;

•	the impact of government laws and regulations;

•	our ability to recruit and retain qualified clinical, regulatory and research and development personnel;

•	the availability of reimbursement or other forms of funding for our products from government and commercial payors;

•	difficulties in maintaining commercial scale manufacturing capacity and capability and our ability to generate growth;

•	our failure to comply with regulatory guidelines;

•	uncertainty in industry demand and patient wellness behavior;

•	general economic conditions and market conditions in the medical device industry;

•	future sales of large blocks of our securities, which may adversely impact our share price;

•	depth of the trading market in our securities; and

•	our expectations regarding the use of proceeds of our August 2016, June 2017 and November 2017 registered direct offerings and this offering.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not unduly rely on any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

          We estimate that we will receive net proceeds from this offering of approximately $      million, or $      million if the underwriter exercises in full its option to purchase additional ordinary shares.

We currently intend to use the net proceeds we receive from this offering as follows:

•	approximately $ million on research and development to advance the ongoing development of our C-Scan® system -;

•	approximately $ million on clinical trials in Europe and the United States;

•	approximately $ million to build our manufacturing capabilities; and

•	the balance, if any, for working capital and other general corporate purposes.

The expected use of net proceeds of this offering represents our current intentions based upon our present plans and business conditions. Investors are cautioned, however, that expenditures may vary substantially from these estimates. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including our potential investments in new businesses, the amount of cash generated by our operations, the amount of competition and other operational factors. From time to time, we will evaluate these and other factors to determine if our allocation of resources, including the proceeds of this offering, is being optimized.

Circumstances that may give rise to changes in our use of net proceeds from this offering include:

•	the timing of clinical studies and eventual U.S. Food and Drug Administration approval of our C-Scan® system;

•	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and

•	the availability of other sources of cash, including cash flow from operations and new bank debt financing arrangements, if any.

Pending any use as described above, we intend to invest the net proceeds to us from this offering in bank deposits, U.S. government securities and Israeli government securities. We cannot predict whether the net proceeds from such investments will produce a favorable return

DIVIDEND POLICY

We have never declared or paid dividends on our ordinary shares and currently do not intend to pay cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business.

Our ability to distribute dividends also may be limited by future contractual obligations and by Israeli law. The Israeli Companies Law restricts our ability to declare dividends. Unless otherwise approved by a court, we can distribute dividends only from “profits” (as defined by the Israeli Companies Law), and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations as they become due. Subject to the foregoing, payment of future dividends, if any, will be at the discretion of our board of directors and will depend on various factors, such as our financial condition, operating results, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant. See “Description of Share Capital—Dividend and Liquidation Rights.” The payment of dividends may be subject to Israeli withholding taxes. See Item 10E of the 2017 Annual Report, “Additional Information—Taxation—Israeli Tax Considerations and Government Programs—Taxation of Our Shareholders—Taxation of Non-Israeli Shareholders on Receipt of Dividends” which is incorporated herein by reference.  Furthermore, if we pay a dividend out of income attributed to our Benefited Enterprise that was generated during the tax exemption period, we may be subject to tax on the grossed-up amount of such distributed income at the corporate tax rate which would have been applied to our Benefited Enterprise’s income had we not enjoyed the exemption.  See Item 10E of the 2017 Annual Report, “Additional Information—Taxation – Israeli Tax Considerations and Government Programs — Law for the Encouragement of Capital Investments, 5719-1959 — Tax Benefits Subsequent to the 2005 Amendment” which is incorporated herein by reference.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of December 31, 2017:

•	on an actual basis; and

•
on as adjusted basis to give effect to (i) the amendment of our articles of association to increase our authorized and registered share capital by NIS 12,500,000 and (ii) the issuance and sale of             ordinary shares in this offering at an offering price of $        per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.:

	As of December 31, 2017
	Actual	As adjusted
	(in thousands of $) (Unaudited)

Shareholders’ equity:
Ordinary share capital, 10,000,000 shares authorized, 1,608,347 shares issued, actual and _________ shares issued, as adjusted	$974	$
Additional Paid in Capital*	$57,643	$
Accumulated deficit	$(52,712)	$
Total shareholders’ equity	$5,905	$
Total capitalization	$5,905	$

The number of issued and outstanding shares as of December 31, 2017 on an as adjusted basis in the table excludes:

•	910,518 ordinary shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $59.81 per ordinary share;

•	158,684 ordinary shares issuable upon the exercise of outstanding options with a weighted average exercise price of $45.03 per ordinary share, granted under our option and equity incentive plans;

•	29,326 restricted stock units issued to directors, employees and consultants;

•	118,249 ordinary shares that are available for future option grants under the 2015 Plan; and

•	the ordinary shares issuable upon exercise of the underwriter’s warrants to be issued in connection with this offering.

Except as otherwise indicated, information in this prospectus reflects or assumes:

•	a one-for- 12 reverse share split of our ordinary shares, which occurred on April 4, 2018; and

•	that the underwriter does not exercise its over-allotment option.

MARKET FOR OUR ORDINARY SHARES

Our units were listed on the NASDAQ Capital Market on February 19, 2015 under the symbol “CHEKU.”  Prior to that date, there was no public trading market for our securities. Our initial public offering was priced at $6.00 per unit on February 20, 2015.  Each unit consisted of one ordinary share and one-half of a Series A Warrant to purchase one ordinary share. Each unit was issued with one and one-half non-transferrable Long Term Incentive Warrants. On March 18, 2015, the units separated and ceased to exist.  Since such date, our ordinary shares and Series A Warrants have been listed on the NASDAQ Capital Market under the symbols “CHEK” and “CHEKW,” respectively.  On April 4, 2018, we effected a 1-for- 12 reverse share split of our ordinary shares.   The following table sets forth for the periods indicated the high and low sales prices per ordinary share as reported on the NASDAQ Capital Market:

Ordinary Shares

The high and low market prices of our ordinary shares for each financial year since March 18, 2015, which was the date on which our ordinary shares began trading on the Nasdaq Capital Market, are as set forth below:

Year Ended	High	Low
December 31, 2015 (from March 18, 2015)	$75.60	$21.60
December 31, 2016	$44.64	$11.64
December 31, 2017	$31.68	$9.60

The high and low market prices of our ordinary shares for each full financial quarter over the two most recent full financial years and subsequent period are as set forth below:

Quarter Ended	High	Low
March 31, 2016	$40.2	$30.84
June 30, 2016	$36.12	$11.64
September 30, 2016	$41.04	$12.96
December 31, 2016	$35.40	$20.64
March 31, 2017	$31.68	$24.84
June 30, 2017	$28.56	$21.72
September 30, 2017	$24.00	$19.80
December 31, 2017	$23.88	$9.60
March 31, 2018	$13.68	$5.52

For the most recent six months and subsequent period, the high and low market prices of our ordinary shares are as set forth below:

Month Ended	High	Low
October 2017	$23.88	$15.00
November 2017	$18.24	$11.40
December 2017	$12.24	$9.60
January 2018	$13.68	$9.84
February 2018	$10.80	$7.20
March 2018	$9.12	$5.52
April 2018 (through April 4, 2018)	$5.79	$0.46

On April 4, 2018, the last reported sale price of our ordinary shares on the NASDAQ Capital Market was $5.44.

DILUTION

Purchasers of the ordinary shares in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our ordinary shares. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our ordinary shares immediately after this offering.

Our historical net tangible book value as of December 31, 2017 was approximately $5.9 million or $3.67 per share of our outstanding ordinary shares, based on 1,605,434 ordinary shares outstanding as of December 31, 2017.

Investors participating in this offering will incur immediate and significant dilution. After giving effect to the issuance and sale in this offering of               ordinary shares at the public offering price of $       per ordinary share, after deducting underwriting discounts and commissions  and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2017 would have been approximately $        million, or approximately $         per ordinary share. This amount represents an immediate increase in net tangible book value of $          per ordinary share to existing shareholders and an immediate dilution in net tangible book value of            per ordinary share to investors purchasing ordinary shares in this offering. The following table illustrates this dilution:

Ordinary Shares
Offering price		$
Net tangible book value per share before this offering, as of December 31, 2017	$
Pro forma increase in net tangible book value per share attributable to new investors in this offering**	$
Pro forma net tangible book value per share after the offering		$
Dilution in pro forma tangible book value per share to new investors in this offering		$

The number of issued and outstanding shares as of December 31, 2017 in the table excludes:

•	910,518 ordinary shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $59.81 per ordinary share;

•	158,684 ordinary shares issuable upon the exercise of outstanding options with a weighted average exercise price of $45.03 per ordinary share, granted under our option and equity incentive plans;

•	29,326 restricted stock units issued to directors, employees and consultants;

•	118,249 ordinary shares that are available for future option grants under the 2015 Plan; and

•	the ordinary shares issuable upon exercise of the underwriter’s warrants to be issued in connection with this offering.

Except as otherwise indicated, information in this prospectus reflects or assumes:

•	a one-for- 12 reverse share split of our ordinary shares, which occurred on April 4, 2018; and

•	that the underwriter does not exercise its over-allotment option.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended articles of association is a summary. This summary is subject to the Israeli Companies Law and is qualified by reference to our amended articles of association, as currently in effect.  All information reflects a one-for-12 reverse share split of our ordinary shares, which occurred on April 4, 2018.  All share numbers are approximate subject to final rounding as a result of the reverse share split.

Authorized Share Capital

As of the date of this prospectus, our authorized share capital is NIS 24,000,000, divided into 10,000,000 ordinary shares, nominal (par) value NIS 2.40 per share.

Ordinary Shares

As of April 4, 2018,  1,610,620 ordinary shares were issued and outstanding.  All of our outstanding ordinary shares are validly issued, fully paid and non-assessable.  Our ordinary shares are not redeemable and do not have any preemptive rights.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

The NASDAQ Capital Market

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “CHEK”.

Warrants

As of April 4, 2018, the following warrants were outstanding:

•
7,689 warrants to purchase ordinary shares (formerly (i) warrants to purchase 3,487 Series C-1 preferred shares; and (ii) warrants to purchase 4,202 Series C-2 preferred shares), with a weighted average exercise price of $62.44 per ordinary share;

•
18,464 warrants to purchase ordinary shares, of which (i) warrants to purchase 9,232 ordinary shares have an exercise price of NIS 2.40 per ordinary share; and (ii) warrants to purchase 9,232 ordinary shares have an exercise price of $60.72 per ordinary share;

•	14,970 warrants to purchase ordinary shares automatically exercisable, for no consideration, upon the exercise of certain outstanding warrants (the “Anti-Dilution Warrants”);

•
35,082 warrants to purchase ordinary shares issued in connection with the certain Credit Line Agreement dated as of August 20, 2014, as amended (the “CLA Warrants” and the “Credit Line Agreement”), with an exercise price of NIS 2.40 per share;

•	93,750 Series A Warrants issued in our initial public offering and 83,334 Series A Warrants issued in the simultaneous private placement, each with an exercise price of $90.00 per share;

•
142,614 Long Term Incentive Warrants issued in our initial public offering and 235,433 Long Term Incentive Warrants issued in the simultaneous private placement, each with an exercise price of $82.80 per share;

•	8,334 warrants to purchase ordinary shares issued to the underwriter in connection with our initial public offering, with an exercise price of $90.00 per share;

•	1,250 warrants to purchase ordinary shares issued to our U.S. legal counsel in connection with our initial public offering, with an exercise price of $60.72 per share;

•	112,460 warrants issued in connection with the private placement concurrent with our June 2017 registered direct offering, with an exercise price of $25.50 per share;

•	142,042 warrants issued in connection with the private placement concurrent with our November 2017 registered direct offering, with an exercise price of $15.00 per share;

•	5,625 warrants to purchase ordinary shares issued to the placement agent in connection with our June 2017 registered direct offering, with an exercise price of $30.00 per share; and

•	9,471 warrants to purchase ordinary shares issued to the placement agent in connection with our November 2017 registered direct offering, with an exercise price of $16.50 per share.

Options

As of April 4, 2018, the following options were outstanding:

•
options to purchase 91,744 of our ordinary shares, with a weighted average exercise price of $47.32 per share, were outstanding under our 2006 Unit Option Plan. Of such outstanding options, options to purchase 88,538 of our ordinary shares, with a weighted average exercise price of $47.76 per share, were vested as of such date; and

•
options to purchase 66,940 of our ordinary shares, with a weighted average exercise price of $41.89 per share, were outstanding under the 2015 Plan. Of such outstanding options, options to purchase 49,252 of our ordinary shares, with a weighted average exercise price of $$48.75 per share, were vested as of such date.

Restricted Stock Units

As of April 4, 2018, 29,326 restricted stock units (“RSUs”) were outstanding under the 2015 Plan.

Share Capital History

The following is a summary of our issuances of securities that affected our share capital since March 31, 2015:

Share Option and Incentive Plans

•
Since March 31, 2015 we granted options to purchase an aggregate of 21,641 ordinary shares, in each case having an exercise price per share ranging from $52.20 to $60.72, to certain of our employees, officers, directors and consultants under our 2006 Unit Option Plan.  Of such options, options to purchase an aggregate of 4,453 ordinary shares have been forfeited and cancelled without being exercised as of the date of this prospectus. Since August 13, 2015 we granted options to purchase an aggregate of 131,957 ordinary shares, in each case having an exercise price per share ranging from $10.44 to $54.84 to certain of our employees, officers, directors and consultants under the 2015 Plan.  Of such options, options to purchase an aggregate of 65,018 ordinary shares have been forfeited and cancelled without being exercised as of the date of this prospectus.

•
On February 27, 2017, we issued 7,457 RSUs to certain of our employees, officers and consultants under our 2015 Plan. On June 22, 2017, we issued additional 17,448 RSUs to certain of our officers and directors under the 2015 Plan and on August 3, 2017, we issued additional 24,951 RSUs to certain of our employees under the 2015 Plan. Of such RSUs, 17,236 RSUs have been forfeited and cancelled as of the date of this prospectus.

Other

•	Between March 31, 2015 and April 4, 2018 we issued and sold 155,662 ordinary shares upon the exercise of 158,688 CLA Warrants and 3,026 CLA warrants expired.

•	Between March 31, 2015 and April 4, 2018, we issued and sold 2,881 ordinary shares upon the exercise of 2,881 Anti-Dilution Warrants.

•	Between March 6, 2017 and April 4, 2018, we issued and sold 1,396 ordinary shares upon the exercise of 1,430 Finders’ Warrants and 34 Finders’ Warrants expired.

•	Between February 24, 2015 and February 24, 2017, 153,288 Long Term Incentive Warrants expired.

•	On February 24, 2017, 5,837 Finders’ Warrants expired.

•
Pursuant to a Securities Purchase Agreement dated as of August 8, 2016 between us and the purchasers identified therein, we issued and sold a total of 53,635 ordinary shares at a price of $22.80 per share and pre-funded warrants to purchase 209,524 ordinary shares (“Pre-Funded Warrants”), at a price of $22.20 per Pre-Funded Warrant, in a registered direct offering. The exercise price for each Pre-Funded Warrant was $0.60 per share.

•	Between August 11, 2016 and January 23, 2017, we issued a total of 209,524 ordinary shares upon the exercise of the Pre-Funded Warrants.

•
On June 2, 2017, pursuant to a Securities Purchase Agreement dated as of May 30, 2017, between us and the purchasers identified therein, we issued and sold a total of 112,460 ordinary shares in a registered direct offering and warrants to purchase 112,460 ordinary shares (“June 2017 Warrants”), with an exercise price of $$25.50 per share, in a concurrent private placement, for an aggregate purchase price of $2,699,000.

•
On June 2, 2017, we issued warrants to purchase 5,625 ordinary shares issued to the placement agent in connection with our June 2017 registered direct offering, with an exercise price of $30 per share.

•
On November 22, 2017, pursuant to a Securities Purchase Agreement dated as of November 20, 2017, between us and the purchasers identified therein, we issued and sold a total of 189,387 ordinary shares in a registered direct offering and warrants to purchase 142,042 ordinary shares (“November 2017 Warrants”), with an exercise price of $15 per share, in a concurrent private placement, for an aggregate purchase price of $2,499,900.

•
On November 22, 2017 we issued warrants to purchase 9,471 ordinary shares issued to the placement agent in connection with our November 2017 registered direct offering, with an exercise price of $16.50 per share.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-425981-1. Our purpose as set forth in our amended articles of association is to engage in any lawful activity.

Voting Rights and Conversion

All ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel, according to applicable Israeli law’s requirements.

Our Board of Directors may, to the extent it deems necessary in its discretion, close the register of shareholders of registration of transfers of shares for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by us during any such period during which the register of shareholders is so closed.  We shall notify shareholders with respect to such suspension of registration in such manner as shall be determined by our Board of Directors.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors (subject to the special approval requirements under the Israeli Companies Law for the election of external directors, if any).

Under our amended articles of association, our board of directors must consist of not less than four but no more than eleven directors, including (if any) external directors (within the meaning of the Israeli Companies Law).  Pursuant to our amended articles of association, each of our directors will be appointed by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders (subject to the special approval requirements under the Israeli Companies Law for the election of external directors, if any). Each director (other than external directors, if any) will hold office until the next annual general meeting following the annual general meeting at which they were elected and until his or her successor is elected and qualified, or until the occurrence of certain events, in accordance with the Israeli Companies Law and our amended articles of association, including his or her earlier resignation, death or removal by a vote of the majority of the voting power of our shareholders at a general meeting of until his or her office expires by operation of law. In addition, our amended articles of association allow our board of directors to appoint directors (other than external directors) to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Israeli Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we must seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to the nominal value of their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended articles of association as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the serving members of our board of directors; or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be approved by our shareholders at a general meeting:

•          amendments to our articles of association;

•          appointment, terms of service and termination of service of our auditors;

•          appointment of external directors;

•          approval of certain related party transactions;

•          increases or reductions of our authorized share capital;

•          mergers; and

•          the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is essential for our proper management.

Subject to the provisions of the Israeli Companies Law and regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting.

The Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, an approval of a merger or the approval of the compensation policy, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting rights

Quorum Requirements

Pursuant to our amended articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for general meetings of our shareholders is at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights (or if a higher percentage is required by law, such higher percentage), within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum is adjourned either to the same day in the following week at the same time and place or to such day, time and place as specified in the notice of the meeting or to such day, time and place as the chairman of the general meeting shall determine. At the reconvened meeting, at least two shareholders present in person or by proxy shall constitute a lawful quorum, unless the meeting of shareholders was convened at the demand of shareholders, in which case, the quorum shall be the presence of one or more shareholders holding at least 5% of our issued share capital and at least one percent of the voting power of our shares, or one or more shareholders with at least 5% of the voting power of our shares.

Vote Requirements

Our amended articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended articles of association. Under the Israeli Companies Law, certain actions require a special majority, including: (i) approval of an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest and the terms of employment or other engagement of the controlling shareholder or a relative of the controlling shareholder (even if not extraordinary), requiring the approval described in Item 6C of the 2017 Annual Report under “Directors, Senior Management and Employees—Board Practices—Approval of Related Party Transactions under Israeli Law— Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” which is incorporated herein by reference; (ii) approval of a compensation policy, requiring the approval described in Item 6C of the 2017 Annual Report under “Directors, Senior Management and Employees —Board Practices—Compensation Committee and Compensation Policy” which is incorporated herein by reference; and (iii) approval of executive officer compensation inconsistent with our office holder compensation policy or the compensation of our chief executive officer (subject to limited exceptions), requiring the approval described in Item 6C of the 2017 Annual Report under “Directors, Senior Management and Employees—Board Practices—Approval of Related Party Transactions under Israeli Law— Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions” which is incorporated herein by reference.

In addition, under the Israeli Companies Law the appointment of external directors requires the approval of a majority vote of the shares present and voting on the matter, provided that either: (i) such majority includes a majority of the shares held by all shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions; or (ii) the total number of shares held by shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not derived from a relationship with a controlling shareholder) voted against the election of the external director does not exceed 2% of the aggregate voting rights in the company.

Furthermore, under the Israeli Companies Law the authorization of the chairman of the board to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or his or her relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each, is subject to receipt of the approval of a majority of the shares voting on the matter, provided that either (i) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the resolution that are voted at the meeting on the matter (excluding any abstentions); or (ii) the total number of shares of shareholders specified in clause (i) who voted against the resolution does not 2% of the voting rights in the company.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of the general meetings of our shareholders; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document in the company’s possession related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be modified or cancelled by adoption of a resolution by the holders of a majority of all shares as one class, without any required separate resolution of any class of shares, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended articles of association.

Registration Rights

We have granted certain registration rights to certain of our shareholders who owned our securities prior to the consummation of our initial public offering pursuant to the Amended and Restated Shareholders Agreement dated as of October 14, 2014, as amended, by and among Check-Cap Ltd. and the shareholders parties thereto.  For a discussion of such registration rights, see Item 7B the 2017 Annual Report under “Major Shareholders and Related Party Transactions—Related Party Transactions — Shareholders Agreement” which is incorporated herein by reference

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the target company’s issued and outstanding share capital, is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a Israeli public company, and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares of the company, is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company, or of the applicable class, or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, if there is no other shareholder that holds 25% or more of the voting rights in the company, subject to exceptions. Similarly, the Israeli Companies Law provides that an acquisition of shares in an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. No tender offer is required if the acquisition of shares: (i) occurs in the context of a private placement, that was approved by the company’s shareholders and whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a holder of 25% or more of the voting rights in the company following which the purchaser will hold 25% or more of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company following which the purchaser will hold more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror; and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it, at the time of the offer, and any person or entity under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company may not approve the merger if it determines that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company or a person or entity holding 25% or more of any of the means of control of the other merging entity, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares voting on the matter at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, or by any other person or entity who holds 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders (as described in Item 6C of the 2017 Annual Report under “Directors, Senior Management and Employees—Board Practices — Approval of Related Party Transactions under Israeli Law — Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions” which is incorporated herein by reference.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allow us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law and our amended articles of association as described above in “— Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

UNDERWRITING

We have entered into an underwriting agreement dated             , 2018, with                    as the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus,                of our ordinary shares.

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The ordinary shares we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

We have been advised by the underwriter that it proposes to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus. Any shares sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $           per share.

The underwriting agreement provides that the underwriter’s obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement. The underwriter is obligated to purchase and pay for all of the shares offered by this prospectus.

No action has been taken by us or the underwriter that would permit a public offering of the ordinary shares in any jurisdiction where action for that purpose is required. None of the shares included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of ordinary shares and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the ordinary shares in any jurisdiction where that would not be permitted or legal.

The underwriter has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

Underwriting Discounts, Commissions and Expenses

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Per Share	Without Over-allotment	With Over-allotment
Public offering price	$	$	$
Discount	$	$	$
Proceeds before expenses(1)	$	$	$

We have also agreed to pay to the underwriter a 1% management fee equal to 1% of the gross proceeds raised in this offering. We estimate the total expenses payable by us for this offering to be approximately $           , which amount includes (i) the underwriting discount of $           , which represents a discount, equal to 7.0% of the aggregate gross proceeds raised in this offering (or $               if the underwriter’s option to purchase additional shares is exercised in full), (ii) $                    non-accountable expense allowance payable to the underwriter, (iii) reimbursement of the accountable expenses of the underwriter equal to $                 ($               of which has been paid in advance), including the legal fees of the underwriter being paid by us, and (iv) other estimated expenses of approximately $          which include legal, accounting, printing costs and various fees associated with the registration and listing of our shares.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to an additional                  ordinary shares at the public offering price, less the underwriting discounts and commissions, set forth on the cover page of this prospectus, to cover over-allotments, if any. If any additional ordinary shares are purchased pursuant to the option to purchase additional shares, the underwriter will offer these ordinary shares on the same terms as those on which the other ordinary shares are being offered hereby.

Underwriter Warrants

We have also agreed to issue to the underwriter, warrants to purchase                ordinary shares which is equal to 7% of the aggregate number of ordinary shares sold in the offering.  The underwriter warrants will have an exercise price of $          per share, which is equal to 125% of  the offering price per share in this offering, and will have a term of five years from the effective date of the Registration Statement on Form F-1 of which this prospectus forms a part.  Pursuant to FINRA Rule 5110(g), the underwriter warrants and any shares issued upon exercise of the underwriter warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of  commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Lock-up Agreements

Our officers and directors have agreed with the underwriter to be subject to a lock-up period of __ days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into, or exercisable or exchangeable for, ordinary shares . Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our ordinary shares for __ days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers, employees and consultants under our existing plans. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our ordinary shares:

• Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

• Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

• Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our ordinary shares in accordance with Regulation M during a period before the commencement of offers or sales of our ordinary shares in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriter may be required to make for these liabilities.

Other Relationships

The underwriter and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

Listing

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “CHEK.”

LEGAL MATTERS

The validity of the ordinary shares and legal matters as to Israeli law has been passed upon for us by Fischer Behar Chen Well Orion & Co., Tel Aviv, Israel.  Legal matters as to United States and New York law has been passed upon for us by Loeb & Loeb LLP.

EXPERTS

The financial statements as of December 31, 2017 and 2016 and for each of the years in the three-year period ended December 31, 2017 have been audited by Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, or Deloitte, an independent registered public accounting firm and have been incorporated by reference herein and in the registration statement in reliance on the report of Deloitte incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The address of Brightman Almagor Zohar & Co., a member firm of Deloitte, is 1 Azrieli Center, Tel Aviv, 67021, Israel.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us:

SEC registration fee	$1,354.00
Financial Industry Regulatory Authority, Inc. filing fee*
Legal fees and expenses*
Accounting fees and expenses*
Printing expenses*
Miscellaneous fees and expenses*
Total

* To be filed by amendment.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on April 4, 2018;

•	our Current Reports on Form 6-K and Form 6-K/A filed with the SEC on January 10, 2018, January 19, 2018, February 26, 2018, March 1, 2018, March 12, 2018, April 3, 2018 and April 4, 2018; and

•
the description of our ordinary shares contained in our Registration Statement on Form F-1, as amended, under the Securities Act, as originally filed with the SEC on December 23, 2014 (Registration No. 333- 201250) under the heading “Description of Securities” and as incorporated into our Registration Statement on Form 8-A12B, filed with the SEC February 11, 2015.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to Lior Torem, Chief Financial Officer; at Check-Cap Building, 29 Abba Hushi Avenue, P.O. Box 1271, Isfiya, 3009000, Israel; Our telephone number is +972-4-8303400.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. We are subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers and accordingly we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. In addition, we intend to continue to publish our results on a quarterly basis as press releases distributed pursuant to the rules and regulations of the stock exchange on which our ordinary shares are listed.  We furnish press releases relating to financial results and material events to the SEC on Form 6-K As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, namely, the rules prescribing the furnishing and content of proxy statements to shareholders and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You may read and copy the registration statement, including the related exhibits and schedules, as well as any other document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. All of our current executive officers, the Israeli experts and two of our serving directors reside in Israel, and substantially all of our assets and a substantial portion of the assets of these persons are located in Israel. Therefore, service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets, and a substantial portion of those of our officers and directors who reside outside the United States and the Israeli experts named herein, are located outside the United States, any judgment obtained in the United States against us or any of these persons may not be collectible within the United States.

We have appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of Puglisi & Associates is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Fischer Behar Chen Well Orion & Co., that there is doubt as to the enforceability of civil liabilities under U.S. securities laws pursuant to original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Check-Cap Ltd.

 Ordinary Shares

Prospectus

Sole Book-Running Manager

                  , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers

Under the Israeli Companies Law, 1999 (the Israeli Companies Law”) a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our amended articles of association include such a provision to the fullest extent permitted by law. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Israeli Companies Law and the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

•
a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Israeli Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of the duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a financial liability imposed on the office holder in favor of a third party; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

Under the Israeli Companies Law, a company may not indemnify, exculpate or enter into an insurance contract for office holder liability, for any of the following:

•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer and a director or (under certain circumstances), also by the shareholders. However, under a recent amendment to regulations promulgated under the Israeli Companies Law, the insurance of office holders shall not require shareholder approval and may be approved only by the compensation committee, provided that (i) the engagement terms are determined in the company’s compensation policy and such compensation policy was approved by the shareholders by a majority vote of the shares present and voting at a shareholders meeting on the matter and either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation arrangement present and voting on the matter, excluding abstentions; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the matter and who vote against the matter does not exceed 2% of the company’s aggregate voting rights; and (ii) the insurance policy is on market terms and is not likely to materially impact the company’s profitability, assets or obligations.

Our amended articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Israeli Companies Law and the Israeli Securities Law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Israeli Companies Law.

We have entered into indemnification and exculpation agreements with each of our current officers and directors exculpating them from a breach of their duty of care to us to the fullest extent permitted by the Israeli Companies Law and undertaking to indemnify them to the fullest extent permitted by the Israeli Companies Law and the Israeli Securities Law, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by our board of directors based on our activities, as set forth in the indemnification agreements. Under such indemnification agreements, the maximum aggregate amount of indemnification that we may pay to any and all of our currently serving or future officers and directors together may not exceed the higher of $5 million and 25% of our shareholders equity according to our most recent financial statements at the time of payment.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.    Recent Sales of Unregistered Securities

Set forth below are the sales of all unregistered securities by us during the three years preceding the date of this registration statement.  All information reflects a one-for-twelve reverse share split of our ordinary shares, which occurred on April 4, 2018.

Share Option and Incentive Plans

•
Since March 31, 2015, we granted options to purchase an aggregate of 21,641 ordinary shares, in each case having an exercise price per share ranging from $52.20 to $60.72, to certain of our employees, officers, directors and consultants under our 2006 Unit Option Plan.  Of such options, options to purchase an aggregate of 4,453 ordinary shares have been forfeited and cancelled without being exercised as of the date of this prospectus. We claimed exemption from registration under the Securities Act for such transactions under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
Since August 31, 2015 we granted options to purchase an aggregate of 131,957 ordinary shares, in each case having an exercise price per share ranging from $10.44 to $54.84 to certain of our employees, officers, directors and consultants under the 2015 Plan.  Of such options, options to purchase an aggregate of 65,018 ordinary shares have been forfeited and cancelled without being exercised as of the date of this prospectus. We claimed exemption from registration under the Securities Act for such transactions under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
On February 27, 2017, we issued 7,457 RSUs to certain of our employees, officers and consultants under our 2015 Plan. On June 22, 2017, we issued additional 17,448 RSUs to certain of our officers and directors under the 2015 Plan and on August 3, 2017, we issued additional 24,951 RSUs to certain of our employees under the 2015 Plan. Of such RSUs, 17,236 RSUs have been forfeited and cancelled as of the date of this prospectus.  We claimed exemption from registration under the Securities Act for such transactions under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
Between March 31, 2015 and April 4, 2018, we issued and sold 155,662 ordinary shares upon the exercise of 158,688 CLA Warrants. We claimed exemption from registration under the Securities Act for the initial issuance of the CLA Warrants and the issuance and the sale of the shares upon exercise of the CLA Warrants under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
Between March 31, 2015 and April 4, 2018, we issued and sold 2,881 ordinary shares upon the exercise of 2,881 Anti-Dilution Warrants.  We claimed exemption from registration under the Securities Act for the initial issuance of the Anti-Dilution Warrants and the issuance and the sale of the shares upon exercise of the Anti-Dilution Warrants under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
Between March 6, 2017 and April 4, 2018, we issued and sold 1,396 ordinary shares upon the exercise of 1,430 Finders’ Warrants.  We claimed exemption from registration under the Securities Act for the initial issuance of the Finders’ Warrants and the issuance and the sale of the shares upon exercise of the Finders’ Warrants under Section 4(a)(2) and/or Regulation S of the Securities Act.

•
On June 2, 2017, pursuant to a Share Purchase Agreement dated as of May 30, 2017, we issued warrants to purchase 112,460 ordinary shares to two accredited investors in a private placement concurrent with our June 2017 registered direct offering. We claimed exemption from registration under the Securities Act for this transaction under Section 4(a)(2) and Rule 506 of the Securities Act.

•
On June 2, 2017, we issued warrants to purchase 5,625 ordinary shares to the placement agent in connection with our June 2017 registered direct offering. We claimed exemption from registration under the Securities Act for this transaction under Section 4(a)(2) and Rule 506 of the Securities Act.

•
On November 22, 2017, pursuant to a Share Purchase Agreement dated as of November 20, 2017 we issued warrants to purchase 142,042 ordinary shares to accredited investors in a private placement concurrent with our November 2017 registered direct offering. We claimed exemption from registration under the Securities Act for this transaction under Section 4(a)(2) and Rule 506 of the Securities Act.

•
On November 22, 2017, we issued warrants to purchase 9,471 ordinary shares to the placement agent in connection with our November 2017 registered direct offering. We claimed exemption from registration under the Securities Act for this transaction under Section 4(a)(2) and Rule 506 of the Securities Act.

No underwriters were employed in connection with the transactions set forth in this Item 7.

Item 8.    Exhibits and Financial Statement Schedules

(a)          Exhibits

   The exhibits listed in the accompanying Exhibit Index are incorporated herein by reference.

(b)          Financial Statement Schedules

All schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

Item 9.    Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter), Form SF-3 (§239.45 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§239.44 of this chapter) or Form SF-3 (§239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) If the registrant is relying on §230.430D of this chapter:

(A) Each prospectus filed by the registrant pursuant to §230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to §230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on §230.430D of this chapter relating to an offering made pursuant to §230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in §230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) If the registrant is relying on §230.430D of this chapter, with respect to any offering of securities registered on Form SF-3 (§239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with §§230.424(h) and 230.430D of this chapter.

The registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mount Carmel, Israel, on April 4, 2018.

Check-Cap Ltd.

By:	/s/ Alex Ovadia
Name:	Alex Ovadia
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex Ovadia and Lior Torem, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: April 4 , 2018	By:	/s/ Alex Ovadia
	Name:	Alex Ovadia
	Title:	Chief Executive Officer (Principal Executive Officer)

Dated: April 4, 2018	By:	/s/ Lior Torem
	Name:	Lior Torem
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: April 4 , 2018	By:	/s/ Steven Hanley
	Name:	Steven Hanley
	Title:	Chairman of the Board of Directors

Dated: April 4, 2018	By:	/s/ Clara Ezed
	Name:	Clara Ezed
	Title:	Director

Dated: April 4, 2018	By:	/s/ Mary Jo Gorman
	Title::	Mary Jo Gorman
	Title:	Director

Dated: April 4, 2018	By:	/s/ Tomer Kariv
	Name:	Tomer Kariv
	Title:	Director

Dated: April 4, 2018	By:	/s/ XiangQian Lin
	Name:	XiangQian Lin
	Title:	Director

Dated: April 4, 2018	By:	/s/ Yuval Yanai
	Name:	Yuval Yanai
	Title:	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Check-Cap Ltd., has signed this registration statement or amendment thereto in New York, New York, United States of America on April 4, 2018.

Authorized U.S. Representative

/s/ Donald J. Puglisi
Puglisi & Associates

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Articles of Association of the Registrant(7)
4.1	Form of Registrant’s Ordinary Share Certificate(1)
4.2	Form of Series A Warrant Certificate (included in Exhibit 4.4) (1)
4.3	Form of Long Term Incentive Warrant Certificate (included in Exhibit 4.4) (1)
4.4	Form of Warrant Agreement between Check-Cap Ltd. and American Stock Transfer & Trust Company LLC, as Warrant Agent(1)
4.5	Form of 2014 Underwriter Warrants(1)
4.6	Form of June 2017 Warrants(5)
4.7	Form of June 2017 Placement Agent Warrants(5)
4.8	Form of November 2017 Warrants (6)
4.9	Form of November 2017 Placement Agent Warrants (6)
4.10	Form of Underwriter Warrants (included in Exhibit 1.1)**
4.11	Form of Ordinary Shares Warrant Certificate issued pursuant to a certain Credit Line Agreement dated as of August 20, 2014 (1)
4.12	Forms of Ordinary Shares Warrant Certificate issued to the Pontifax entities (1)
5.1	Form of opinion of Fischer Behar Chen Well Orion & Co.**
10.1	2006 Unit Option Plan and Amendments thereto(1)
10.2	Amended and Restated Shareholders Agreement dated as of October 14, 2014 by and among Check-Cap Ltd. and the shareholders parties thereto(1)
10.3	Amendment to Amended and Restated Shareholders Agreement dated as of January 2015 by and among Check-Cap Ltd. and the shareholders parties thereto(1)
10.4	Form of Series C-1 preferred shares purchase warrant(1)
10.5	Forms of Series C-2 preferred shares purchase warrant(1)
10.6	Forms of Anti-Dilution Warrants(1)
10.7	Asset Transfer Agreement, dated as of May 31, 2009 by and between Check-Cap Ltd. and Check-Cap LLC(1)
10.8	The Agreement for ASIC Design and Development dated November 26, 2009 by and between Check-Cap Ltd. and Politechnico di Milano(1)
10.9	Form of Indemnification Agreement(1)
10.10	2015 Equity Incentive Plan and 2015 United States Sub-Plan to 2015 Equity Incentive Plan.(2)
10.11	Compensation Policy for Executive Officers and Directors(3)
10.12	Placement Agent Agreement dated August 5, 2016 by and between Check-Cap Ltd. and Chardan Capital Markets LLC(4)
10.13	Securities Purchase Agreement dated as of August 8, 2016 by and among Check-Cap Ltd. and the Purchasers named therein (4)
10.14	Securities Purchase Agreement dated as of May 30, 2017 by and among Check-Cap Ltd. and the Purchasers named therein(5)
10.15	Securities Purchase Agreement dated as of November 20, 2017 by and among Check-Cap Ltd. and the Purchasers named therein(6)
23.1	Consent of Brightman Almagor Zohar & Co*
23.2	Consent of Fischer Behar Chen Well Orion & Co. (included in Exhibit 5.1)**
24	Power of Attorney (included on the signature page of this registration statement)*

* Filed herewith

** To be filed by amendment

(1) Incorporated by reference to the Registration Statement on Form F-1 of the Registrant (File No. 333-201250).

(2) Incorporated by reference to the Form 6-K filed by the Registrant with the Securities Exchange Commission on July 6, 2015.

(3) Incorporated by reference to the Form 6-K/A filed by the Registrant with the Securities and Exchange Commission on May 24, 2017.

(4) Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on August 12, 2016.

(5) Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on June 2, 2017.

(6) Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on November 22, 2017.

(7) Incorporated by reference to the Form 20-F filed by the Registrant with the Securities and Exchange Commission on April 4, 2018.